Exhibit 10.4

SECOND AMENDED AND RESTATED ADVISORY AGREEMENT
This SECOND AMENDED AND RESTATED ADVISORY AGREEMENT (this “Agreement”) is entered into on this the 27th day of November, 2018, by and among CIM INCOME NAV, INC., a Maryland corporation (the “Company”), CIM INCOME NAV OPERATING PARTNERSHIP, LP, a Delaware limited partnership (the “Operating Partnership”) and CIM INCOME NAV ADVISORS, LLC, a Delaware limited liability company (the “Advisor”).
W I T N E S S E T H
WHEREAS, the Company intends to issue shares of the Company’s Class D common stock (“Class D Shares”), Class T common stock (“Class T Shares”), Class S common stock (“Class S Shares”) and Class I common stock (“Class I Shares”), par value $0.01, to the public, upon registration of such shares with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended;
WHEREAS, the Company has elected to qualify as a real estate investment trust and intends to invest its funds in investments permitted by the terms of the Company’s Second Articles of Amendment and Restatement, as amended, and Sections 856 through 860 of the Internal Revenue Code;
WHEREAS, the Company is the general partner of the Operating Partnership and intends to conduct substantially all of its business through the Operating Partnership;
WHEREAS, the Company and the Operating Partnership desire to avail themselves of the experience, sources of information, advice, assistance and certain facilities available to the Advisor and to have the Advisor undertake the duties and responsibilities hereinafter set forth, on behalf of, and subject to the supervision of the Board of Directors of the Company, all as provided herein;
WHEREAS, the Advisor is willing to undertake to render such services, subject to the supervision of the Board, on the terms and conditions hereinafter set forth;
WHEREAS, the Company, the Operating Partnership and the Advisor entered into an Amended and Restated Advisory Agreement (the “Advisory Agreement”) dated August 26, 2013; and
WHEREAS, the Company, the Operating Partnership and the Advisor wish to amend and restate the Amended and Restated Advisory Agreement as set forth herein.
NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto amend and restate the Advisory Agreement as follows:
ARTICLE I
DEFINITIONS
The following defined terms used in this Agreement shall have the meanings specified below:
Acquisition Expenses. Any and all expenses incurred by the Company, the Operating Partnership, the Advisor, or any of their Affiliates in connection with the selection, evaluation, structuring, acquisition or development of any Asset, whether or not acquired, including, without limitation, legal fees and expenses, travel and communications expenses, costs of appraisals, nonrefundable option payments on property not acquired, accounting fees and expenses, and title insurance premiums.
Advisor. CIM Income NAV Advisors, LLC, a Delaware limited liability company, any successor advisor to the Company, the Operating Partnership or any Person to which CIM Income NAV Advisors, LLC, or any successor advisor subcontracts all or substantially all of its functions. Notwithstanding the foregoing, a Person hired or retained by CIM Income NAV Advisors, LLC to perform sub-advisory or property management and related services for the Company or the Operating Partnership that is not hired or retained to perform substantially all of the functions of CIM Income NAV Advisors, LLC with respect to the Company or the Operating Partnership as a whole shall not be deemed to be an Advisor.
Advisory Fee. The fee payable to the Advisor pursuant to Section 3.01(b) of this Agreement.
Affiliate or Affiliated. As to any Person, (i) any Person directly or indirectly owning, controlling, or holding, with the power to vote, 10.0% or more of the outstanding voting securities of such Person; (ii) any Person 10.0% or more of whose outstanding voting securities are directly or indirectly owned, controlled, or held, with power to vote, by such other Person; (iii) any Person, directly or indirectly, controlling, controlled by, or under common control with such Person; (iv) any executive officer, director, trustee or general partner of such Person; and (v) any legal entity for which such Person acts as an executive officer, director, trustee or general partner.
Annual Total Return. As further described in Section 3.01, the investment return provided to Stockholders shall be equal to distributions paid per Share over the calendar year (or such other applicable period), adjusted for change in NAV per share for the applicable class over the calendar year (or such other applicable period).
Articles of Incorporation. The Articles of Incorporation of the Company filed with the Maryland State Department of Assessments and Taxation in accordance with the Maryland General Corporation Law, as amended from time to time.
Assets. Properties, Mortgages and other direct or indirect investments in equity interests in, or loans secured by, Real Property owned by the Company, directly or indirectly through one or more of its Affiliates.
Average Invested Assets. For a specified period, the average of the aggregate book value of the Assets, before reserves for depreciation, amortization, bad debts or other similar non-cash reserves, other than impairment charges, computed by taking the average of such values at the end of each business day during such period.
Base NAV. Base NAV has the meaning set forth in 3.01(c).
Board. The Board of Directors of the Company.
Business Day. Any day the New York Stock Exchange is open for trading.
Bylaws. The bylaws of the Company, as the same are in effect as amended from time to time.
Change of Control. Any event (including, without limitation, issue, transfer or other disposition of Shares of capital stock of the Company or equity interests in the Operating Partnership, merger, share exchange or consolidation) after which any “person” (as that term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended) is or becomes the “beneficial owner” (as defined in Rule 13d-j of the Securities Exchange Act of 1934, as amended), directly or indirectly, of securities of the Company or the Operating Partnership representing greater than 50% or more of the combined voting power of the Company’s or the Operating Partnership’s then outstanding securities, respectively; provided, that, a Change of Control shall not be deemed to occur as a result of any widely distributed public offering of the Shares.
Class D Shares. Shares of the Company’s $0.01 par value common stock that have been designated as Class D common stock.
Class I Shares. Shares of the Company’s $0.01 par value common stock that have been designated as Class I common stock.
Class S Shares. Shares of the Company’s $0.01 par value common stock that have been designated as Class S common stock.
Class T Shares. Shares of the Company’s $0.01 par value common stock that have been designated as Class T common stock.
Code. Internal Revenue Code of 1986, as amended from time to time, or any successor statute thereto. Reference to any provision of the Code shall mean such provision as in effect from time to time, as the same may be amended, and any successor provision thereto, as interpreted by any applicable regulations as in effect from time to time.
Company. CIM Income NAV, Inc., a corporation organized under the laws of the State of Maryland.
Dealer Manager. CCO Capital, LLC, an Affiliate of the Advisor, or such Person selected by the Board to act as the dealer manager for an Offering.
Dealer Manager Fee. The dealer manager fee payable to the Dealer Manager as described in the Company’s Prospectus.
Director. A duly elected member of the Board.
Distributions. Any dividends or other distributions of money or other property by the Company to owners of Shares, including distributions that may constitute a return of capital for federal income tax purposes.
Ending NAV. For each class of shares, the per share NAV on the last Business Day of each calendar year.

Excess Profits. Excess Profits has the meaning set forth in 3.01(d).
Fees. The Advisory Fee and the Performance Fee.
Gross Proceeds. The aggregate purchase price of all Shares sold for the account of the Company through an Offering, without deduction for Dealer Manager Fees, Stockholder Servicing Fees or Organization and Offering Expenses. For the purpose of computing Gross Proceeds, the purchase price of any Share for which reduced Dealer Manager Fees or Stockholder Servicing Fees are paid to the Dealer Manager or a Soliciting Dealer (where net proceeds to the Company are not reduced) shall be deemed to be the full amount of the Offering price per Share pursuant to the Prospectus for such Offering without reduction.
Hurdle Amount. For each class of shares, the per share amount that results in a 5% annualized rate of return for the year, calculated using the Starting NAV of such class, multiplied by the weighted average number of shares of such class for the year, and taking into account the timing and amount of all distributions accrued or paid (without duplication) on all such shares, and calculated in accordance with recognized industry practices. The Ending NAV of the shares used in calculating the rate of return for each class will be calculated before giving effect to any allocation/accrual to the performance fee. Except as described in Loss Carryforward below, any amount by which Total Return falls below the Hurdle Amount will not be carried forward to subsequent periods.
Independent Director. A Director who is not, and within the last two years has not been, directly or indirectly associated with the Sponsor or the Advisor by virtue of (i) ownership of an interest in the Sponsor, the Advisor or any of their Affiliates, (ii) employment by the Sponsor, the Advisor or any of their Affiliates, (iii) service as an officer or director of the Sponsor, the Advisor or any of their Affiliates, (iv) performance of services, other than as a Director, for the Company, (v) service as a director or trustee of more than three real estate investment trusts organized by the Sponsor or advised by the Advisor or (vi) maintenance of a material business or professional relationship with the Sponsor, the Advisor or any of their Affiliates. A business or professional relationship is considered “material” per se if the gross revenue derived by the prospective Independent Director from the Sponsor, the Advisor and their Affiliates exceeds 5.0% of either (x) the prospective Independent Director’s annual gross revenue, derived from all sources, during either of the last two years, or (y) the prospective Independent Director’s net worth on a fair market value basis. An indirect relationship with the Sponsor or the Advisor shall include circumstances in which a Director’s spouse, parent, child, sibling, mother- or father-in-law, son- or daughter-in-law, or brother- or sister-in-law is or has been associated with the Sponsor, the Advisor, any of their Affiliates or the Company.
Independent Valuation Expert. A firm that is (i) engaged to a substantial degree in the business of conducting appraisals of real estate portfolios, (ii) not affiliated with the Advisor and (iii) engaged by the Company with the approval of the Board to appraise the Assets pursuant to the Valuation Guidelines.
Joint Ventures. The joint venture or partnership arrangements in which the Company or the Operating Partnership is a co-venturer or general partner which are established to acquire or hold Assets.
Loss Carryforward Amount. Beginning on January 1, 2019, for each class of shares, shall initially equal zero and shall cumulatively increase by the absolute value of any negative annual Total Return and decrease by any positive annual Total Return, provided that the Loss Carryforward Amount shall at no time be less than zero. The effect of the Loss Carryforward Amount is that the recoupment of past annual Total Return losses will offset the positive annual Total Return for purposes of the calculation of the Performance Fee under Section 3.01(d) of this Agreement.
Mortgages. In connection with mortgage financing provided, invested in or purchased by the Company, all of the notes, deeds of trust, security interests or other evidences of indebtedness or obligations, which are secured or collateralized by Real Property owned by the borrowers under such notes, deeds of trust, security interests or other evidences of indebtedness or obligations.
NASAA Guidelines. The Statement of Policy Regarding Real Estate Investment Trusts published by the North American Securities Administrators Association, Inc. on May 7, 2007, and in effect on the date hereof.
NAV. The Company’s net asset value, calculated for each class of Shares pursuant to the Valuation Guidelines.
Net Income. For any period, the Company’s total revenues applicable to such period, less the total expenses applicable to such period other than additions to reserves for depreciation, bad debts or other similar non-cash reserves and excluding any gain from the sale of the Assets or Other Investments.
Offering. Any public offering and sale of Shares pursuant to an effective registration statement filed under the Securities Act, other than a public offering of Shares under a distribution reinvestment plan and Shares offered under any employee benefit plan.
Operating Expenses. All costs and expenses paid or incurred by the Company, as determined under generally accepted accounting principles which are in any way related to the operation of the Company or to Company business, including the Advisory Fee, but excluding (i) the expenses of raising capital such as Organization and Offering Expenses, legal, audit, accounting, underwriting, brokerage, registration, and other fees, printing and other such expenses and tax incurred in connection with the issuance, distribution, transfer and registration of securities, (ii) interest payments, (iii) taxes, (iv) non-cash expenditures such as depreciation, amortization and bad debt reserves, (v) incentive fees paid in compliance with the NASAA Guidelines; (vi) Acquisition Expenses, (vii) real estate commissions on the sale of Real Property, and (viii) other fees and expenses connected with the acquisition, disposition, management and ownership of real estate interests, mortgages or other property (including the costs of foreclosure, insurance premiums, legal services, maintenance, repair, and improvement of property). The definition of “Operating Expenses” set forth above is intended to encompass only those expenses which are required to be treated as Operating Expenses under the NASAA Guidelines. As a result, and notwithstanding the definition set forth above, any expense of the Company which is not part of Operating Expenses under the NASAA Guidelines shall not be treated as part of Operating Expenses for purposes hereof.
Operating Partnership. Operating Partnership shall have the meaning set forth in the preamble of the Agreement.
Organization and Offering Expenses. All expenses incurred by and to be paid from the assets of the Company in connection with and in preparing the Company for registration of and subsequently offering and distributing its Shares to the public, including, but not limited to, total underwriting and brokerage discounts and commissions (including fees of the underwriters’ attorneys); expenses for printing, engraving and mailing; salaries of employees while engaged in sales activities; charges of transfer agents, registrars, trustees, escrow holders, depositaries and experts; and expenses of qualification of the sale of the securities under federal and state laws, including taxes and fees; and accountants’ and attorneys’ fees.
Other Investments. Any investments by the Company or the Operating Partnership in (i) debt and equity interests that are unrelated to real estate, including (a) securities such as common stocks, preferred stocks and options to acquire stock and (b) debt and derivative securities; and (ii) transactions designed to limit the Company’s or the Operating Partnership’s exposure to market volatility, illiquidity, interest rate or other risk related to the Company’s or the Operating Partnership’s real-estate related, equity or debt securities.
Per Share Total Return. For each class of shares, a percentage equal to the sum of: (i) the cumulative distributions per share accrued or paid (without duplication) for such class for the year plus (ii) the change in NAV per share of such class from the Starting NAV to the Ending NAV, divided by the Starting NAV.
Performance Fee. The fee payable to the Advisor pursuant to Section 3.01(c) or 3.01(d) of this Agreement, as applicable.
Person. An individual, corporation, business trust, estate, trust, partnership, limited liability company or other legal entity.
Priority Return. Priority Return has the meaning set forth in 3.01(c).
Property or Properties. As the context requires, any, or all, respectively, of the Real Property acquired by the Company, either directly or indirectly (whether through Joint Venture or other partnership or investment interests).
Prospectus. Prospectus has the meaning set forth in Section 2(10) of the Securities Act, including a preliminary prospectus, an offering circular as described in Rule 253 of the General Rules and Regulations under the Securities Act or, in the case of an intrastate offering, any document by whatever name known, utilized for the purpose of offering and selling securities of the Company to the public.
Real Estate Related Assets. Any investments by the Company or the Operating Partnership in (i) mortgage, mezzanine, bridge and other loans on Real Property, (ii) equity securities such as common stocks, preferred stocks and convertible securities of public or private real estate companies, and (iii) debt securities such as collateralized mortgage backed securities, commercial mortgages and other debt securities.
Real Property. Land, rights in land (including leasehold interests), and any buildings, structures, improvements, furnishings, fixtures and equipment located on or used in connection with land and rights or interests in land owned from time to time by Company, the Operating Partnership or subsidiary thereof, either directly or through Joint Ventures.
REIT. A corporation, trust, association or other legal entity (other than a real estate syndication) that is engaged primarily in investing in equity interests in real estate (including fee ownership and leasehold interests) or in loans secured by real estate or both in accordance with Sections 856 through 860 of the Code.
Registration Statement. That certain registration statement on Form S-11, as amended, of the Company filed with the Securities and Exchange Commission related to the registration of the Shares.

Securities Act. The Securities Act of 1933, as amended from time to time, or any successor statute thereto. Reference to any provision of the Securities Act shall mean such provision as in effect from time to time, as the same may be amended, and any successor provision thereto, as interpreted by any applicable regulations as in effect from time to time.
Shares. Any Shares of the Company’s common stock, par value $.01 per share, including Class D Shares, Class T Shares, Class S Shares and Class I Shares.
Soliciting Dealers. Broker-dealers who are members of the Financial Industry Regulatory Authority, Inc., or that are exempt from broker-dealer registration, and who, in either case, have executed participating broker or other agreements with the Dealer Manager to sell Shares.
Sponsor. CCO Group, LLC and its subsidiaries.
Starting NAV. For each class of Shares, the per share NAV on the first Business Day of each calendar year.
Stockholder Servicing Fees. The stockholder servicing fees payable to the Dealer Manager as described in the Company’s Prospectus.
Stockholders. The record holders of the Shares as maintained in the books and records of the Company or its transfer agent.
Sub-Advisor. Sub-Advisor and Sub-Advisors shall have the meaning set forth in Section 2.04.
Termination Date. The date of termination of this Agreement.
Total Return. For each class of shares, the Per Share Total Return multiplied by: (i) the Starting NAV, and (ii) the weighted average number of shares of such class outstanding during the year (to reflect share issuances and/or share redemptions during the year).
Valuation Guidelines. The valuation guidelines adopted by the Board, as amended from time to time and as described in the Company’s Prospectus.
2%/25% Guidelines. The requirement pursuant to the NASAA Guidelines that, in any four consecutive fiscal quarters, total Operating Expenses not exceed the greater of 2% of Average Invested Assets during such period or 25% of Net Income over the same period.
ARTICLE II
THE ADVISOR
2.01 Appointment. The Company hereby appoints the Advisor to serve as its advisor on the terms and conditions set forth in this Agreement, and the Advisor hereby accepts such appointment. By accepting such appointment, the Advisor acknowledges that it has contractual and fiduciary responsibility to the Company and the Stockholders.
2.02 Duties of the Advisor. Subject to Section 2.08, the Advisor undertakes to use its commercially reasonable best efforts to present to the Company potential investment opportunities consistent with the investment objectives and policies of the Company as determined and adopted from time to time by the Board. In performance of this undertaking, subject to the supervision of the Board and consistent with the provisions of the Company’s most recent Prospectus for Shares, Articles of Incorporation and Bylaws, the Advisor shall, either directly or by engaging a duly qualified and licensed Affiliate of the Advisor or other duly qualified and licensed Person:
(a) serve as the Company’s investment and financial advisor and provide research and economic and statistical data in connection with the Assets and the Company’s investment policies;
(b) determine the proper allocation of the Company’s and Operating Partnership’s Assets between (i) retail, office and industrial properties, (ii) Real Estate Related Assets and Other Investments, and (iii) cash and cash equivalents and other short-term investments;
(c) select a Sub-Advisor, joint venture and strategic partners, and service providers for the Company and structure corresponding agreements;
(d) provide the daily management of the Company and perform and supervise the various administrative functions reasonably necessary for the management and operations of the Company;

(e) provide property management and leasing services;
(f) maintain and preserve the books and records of the Company, including stock books and records reflecting a record of the Stockholders and their ownership of each class of Shares;
(g) investigate, select, and, on behalf of the Company and the Operating Partnership, engage and conduct business with such Persons as the Advisor deems necessary to the proper performance of its obligations hereunder, including but not limited to consultants, accountants, correspondents, lenders, technical advisors, attorneys, brokers, underwriters, corporate fiduciaries, escrow agents, depositaries, custodians, agents for collection, insurers, insurance agents, banks, builders, developers, property owners, mortgagors, property management companies, transfer agents and any and all agents for any of the foregoing, including Affiliates of the Advisor, and Persons acting in any other capacity deemed by the Advisor necessary or desirable for the performance of any of the foregoing services, including but not limited to entering into contracts in the name of the Company with any of the foregoing;
(h) consult with, and provide information to, the officers and the Board and assist the Board in the formulation and implementation of the Company’s financial policies, and, as necessary, furnish the Board with advice and recommendations with respect to the making of investments consistent with the investment objectives and policies of the Company and in connection with any borrowings proposed to be undertaken by the Company;
(i) subject to the provisions of Sections 2.02(m) and 2.03 hereof, (i) locate, analyze and select potential investments in Assets and Other Investments, (ii) structure and negotiate the terms and conditions of transactions pursuant to which investment in Assets and Other Investments will be made; (iii) make investments in Assets and Other Investments on behalf of the Company or the Operating Partnership in compliance with the investment objectives and policies of the Company; (iv) arrange, structure and negotiate financing and refinancing and make other changes in the asset or capital structure of, and dispose of, reinvest the proceeds from the sale of, or otherwise deal with the investments in, Assets and Other Investments; (v) enter into leases of Property and service contracts for Assets; and (vi) review and analyze each Property’s operating and capital budget; and, to the extent necessary, perform all other operational functions for the maintenance and administration of such Assets, including the servicing of Mortgages;
(j) provide input in connection with the valuations performed by the Independent Valuation Expert;
(k) monitor the Independent Valuation Expert’s valuation process to ensure that it complies with the Valuation Guidelines and report on such compliance to the Board on a quarterly basis;
(l) provide the Board with periodic reports regarding prospective investments in Assets and Other Investments;
(m) if a transaction requires approval by the Board, deliver to the Board all documents required by them to properly evaluate the proposed transaction;
(n) obtain the prior approval of a majority of the Independent Directors and a majority of the Board not otherwise interested in any transaction with the Advisor or its Affiliates;
(o) negotiate on behalf of the Company with banks or lenders for loans to be made to the Company, negotiate on behalf of the Company with investment banking firms and broker-dealers, and negotiate private sales of Shares and other securities of the Company or obtain loans for the Company, as and when appropriate, but in no event in such a way so that the Advisor shall be acting as broker-dealer or underwriter; and provided, further, that any fees and costs payable to third parties incurred by the Advisor in connection with the foregoing shall be the responsibility of the Company;
(p) obtain reports (which may be prepared by or for the Advisor or its Affiliates), where appropriate, concerning the value of investments or contemplated investments of the Company in Assets and Other Investments;
(q) from time to time, or at any time reasonably requested by the Board, make reports to the Board of its performance of services to the Company under this Agreement;
(r) provide the Company with, or assist the Company in arranging for, all necessary cash management services;
(s) deliver to or maintain on behalf of the Company copies of all appraisals obtained in connection with the investments in Assets and Other Investments;
(t) upon request of the Company, act, or obtain the services of others to act, as attorney-in-fact or agent of the Company in making, requiring and disposing of Assets and Other Investments, disbursing, and collecting the funds, paying the debts and fulfilling the obligations of the Company and handling, prosecuting and settling any claims of the Company, including foreclosing and otherwise enforcing mortgage and other liens and security interests comprising any of the Assets and Other Investments;
(u) arrange for the disposal of Properties on the Company’s behalf in compliance with the Company’s investment objectives and policies as stated in the Company’s most recent Prospectus for Shares;
(v) supervise the preparation and filing and distribution of returns and reports to governmental agencies and to Stockholders and other investors and act on behalf of the Company in connection with investor relations;
(w) oversee recruitment and hiring of personnel who will have direct responsibility for the operations of each property we acquire, which may include, but is not limited to, on-site managers and building and maintenance personnel, and direct and establish policies for such personnel;
(x) provide office space, equipment and supplies as required for the performance of the foregoing services as Advisor;
(y) assist the Company in preparing all reports and returns required by the Securities and Exchange Commission, Internal Revenue Service and other state or federal governmental agencies; and
(z) do all things necessary to assure its ability to render the services described in this Agreement.
2.03 Authority of Advisor. Pursuant to the terms of this Agreement, including the duties set forth in Section 2.02 and the restrictions included in this Section 2.03 and in Section 2.07, and subject to the continuing and exclusive authority of the Board over the management of the Company, the Board hereby delegates to the Advisor the authority to (i) find and evaluate investment opportunities for the Company and the Operating Partnership consistent with the Company’s investment objectives, (ii) structure the terms and conditions of transactions pursuant to which investments will be made or acquired for the Company or the Operating Partnership, (iii) acquire Properties, make and acquire Mortgages and other loans and invest in Assets and Other Investments in compliance with the investment objectives and policies of the Company, (iv) arrange for financing and refinancing of Assets, (v) enter into leases for the Properties and service contracts for the Assets with duly qualified and licensed non-affiliated and Affiliated Persons, including oversight of non-affiliated and Affiliated Persons that perform property management, acquisition, advisory, disposition or other services for the Company, and (vi) arrange for, or provide, accounting and other record-keeping functions at the Asset level.
The Board may, at any time upon the giving of notice to the Advisor, modify or revoke the authority set forth in this Section 2.03, provided however, that such modification or revocation shall be effective upon receipt by the Advisor or such later date as is specified by the Board and included in the notice provided to the Company and such modification or revocation shall not be applicable to investment transactions to which the Advisor has committed the Company prior to the date of receipt by the Advisor of such notification, or, if later, the effective date of such modification or revocation specified by the Board.
2.04 Sub-Advisors. The Advisor is hereby authorized to enter into one or more sub-advisory agreements with other investment advisors, including any Affiliate of the Advisor (each, a “Sub-Advisor”) pursuant to which the Advisor may obtain the services of the Sub-Advisor(s) to assist the Advisor in fulfilling any of its responsibilities hereunder. Specifically, the Advisor may retain a Sub-Advisor to recommend specific real properties, securities or other investments based upon the Company’s investment objectives, policies, guidelines and restrictions, and work, along with the Advisor, in sourcing, structuring, negotiating, arranging or effecting the acquisition or disposition of such investments and monitoring investments on behalf of the Company, subject to the oversight of the Advisor and the Board.
(a) Unless otherwise agreed upon by the Company, the Advisor and not the Company shall be responsible for any compensation payable to any Sub-Advisor. Notwithstanding the foregoing, the Company shall reimburse the Advisor for any expenses properly incurred by the Sub-Advisor, to the extent such expenses would be reimbursable if incurred by the Advisor pursuant to the terms of Section 3.02 hereof, in order for the Advisor to timely reimburse the Sub-Advisor for such out-of-pocket costs.
(b) Any sub-advisory agreement entered into by the Advisor shall be in accordance with the requirements of the Articles of Incorporation, Bylaws, and all applicable federal and state laws and regulations.
2.05 Bank Accounts. The Advisor may establish and maintain one or more bank accounts in its own name for the account of the Company and the Operating Partnership and may collect and deposit into any such account or accounts, and disburse from any such account or accounts, any money on behalf of the Company or the Operating Partnership, under such terms and conditions as the Board may approve, provided that no funds of the Company or the Operating Partnership shall be commingled with the funds of the Advisor; and the Advisor shall from time to time, upon request by the Board, its Audit Committee or the auditors of the Company, render appropriate accountings of such collections and payments to the Board, its Audit Committee and the auditors of the Company.

2.06 Records; Access. The Advisor shall maintain appropriate records of all its activities hereunder and make such records available for inspection by the Board and by counsel, auditors and authorized agents of the Company, at any time or from time to time, upon reasonable request, during normal business hours. The Advisor shall at all reasonable times have access to the books and records of the Company and the Operating Partnership.
2.07 Limitations on Activities. Anything else in this Agreement to the contrary notwithstanding, the Advisor shall refrain from taking any action which, in its sole judgment made in good faith, would (a) adversely affect the status of the Company as a REIT, (b) subject the Company to regulation under the Investment Company Act of 1940, as amended, (c) violate any law, rule, regulation or statement of policy of any governmental body or agency having jurisdiction over the Company, the Shares or its other securities, or (d) not be permitted by the Articles of Incorporation or Bylaws, except if such action shall be ordered by the Board, in which case the Advisor shall notify promptly the Board of the Advisor’s judgment of the potential impact of such action and shall refrain from taking such action until it receives further clarification or instructions from the Board. In such event the Advisor shall have no liability for acting in accordance with the specific instructions of the Board so given. Notwithstanding the foregoing, the Advisor, its directors, officers, employees and stockholders, and the directors, officers, employees and stockholders of the Advisor’s Affiliates shall not be liable to the Company or to the Board or Stockholders for any act or omission by the Advisor, its directors, officers, employees or stockholders, or for any act or omission of any Affiliate of the Advisor, its directors, officers, employees or stockholders, except as provided in Section 5.02 of this Agreement.
2.08 Other Activities of the Advisor. Nothing herein contained shall prevent the Advisor or its Affiliates from engaging in other activities, including, without limitation, the rendering of advice to other Persons (including other REITs) and the management of other programs advised, sponsored or organized by the Advisor or its Affiliates; nor shall this Agreement limit or restrict the right of any director, officer, employee, or stockholder of the Advisor or its Affiliates to engage in any other business or to render services of any kind to any other Person. The Advisor may, with respect to any investment in which the Company is a participant, also render advice and service to each and every other participant therein. The Advisor shall report to the Board the existence of any condition or circumstance, existing or anticipated, of which it has knowledge, which creates or could create a conflict of interest between the Advisor’s obligations to the Company and its obligations to or its interest in any other Person. The Advisor or its Affiliates shall promptly disclose to the Board knowledge of such condition or circumstance. If the Sponsor, Advisor, any Director or Affiliates thereof have sponsored other investment programs with similar investment objectives which have investment funds available at the same time as the Company, it shall be the duty of the Board (including the Independent Directors) to adopt the method set forth in the Company’s most recent Prospectus for its Shares or another reasonable method by which investments are to be allocated to the competing investment entities and to use their best efforts to apply such method fairly to the Company.
ARTICLE III
COMPENSATION
3.01 Fees.
(a) The Advisor shall receive an Advisory Fee and Performance Fee as compensation for the services rendered hereunder. The Advisor is not entitled to acquisition, disposition or financing fees.
(b) The Advisory Fee will be payable in arrears on a monthly basis and accrue daily in an amount equal to 1/365th of 1.10% of the NAV for each class of Shares for each day.
(c) For periods prior to January 1, 2019, the Performance Fee will not be paid for any calendar year in which the Annual Total Return as a percentage of Stockholders’ invested capital as of the last Business Day of such calendar year is less than or equal to 6%. The Performance Fee will equal 25.0% of the difference between (i) the Annual Total Return and (ii) the amount required to provide the Stockholders an Annual Total Return of 6% for the measurement period (the “Priority Return”). In no event will the Performance Fee exceed 10.0% of the Annual Total Return in any calendar year. In the event the NAV per share for the Class D Shares, Class T Shares, Class S Shares and Class I Shares decreases below $15.00, $16.72, $17.82 and $16.82, respectively, (for each share class, the “Base NAV”), the Performance Fee will not be calculated on any increase in NAV up to the Base NAV. In addition, the Performance Fee for a share class will not be paid with respect to any calendar year in which the Ending NAV per share for that share class is less than the Base NAV for that share class. The Base NAV is subject to downward adjustment in the event that the Board, including a majority of the Independent Directors, determines that such an adjustment is necessary to provide an appropriate incentive to the Advisor to perform in a manner that seeks to maximize stockholder value and is in the best interests of the Company’s stockholders. In the event of any stock dividend, stock split, recapitalization or similar change in the Company’s capital structure, the Base NAV shall be ratably adjusted to reflect the effect of any such event. The Advisor will begin the Performance Fee calculation for each share class with respect to each calendar year by taking the sum of (i) the Ending NAV for such class and (ii) the cumulative distributions per share for such class for the year, and then (iii) subtracting the Starting NAV per share for such class; provided, however, that if the Starting NAV for such class is less than the Base NAV for such class, the Base NAV shall be used as the Starting NAV for purposes of this calculation for such class. The Advisor will then divide the resulting amount by the Starting NAV for such class (or, if the Base NAV for such class is used as the Starting NAV pursuant to the preceding sentence, the Base NAV for such class) to calculate the total return per share for such class, expressed as a percentage. If the total return per share for such class exceeds 6% and the Ending NAV for such class is greater than the Base NAV for such class, then the Performance Fee is calculated by multiplying the excess percentage (the percentage above 6%) by 25.0%, and then multiplying the resulting amount by the Starting NAV for such class (or, if the Base NAV for such class is used as the Starting NAV in the total return calculation for such class, the Base NAV for such class). Finally, that amount is multiplied by the weighted average number of shares of such class outstanding during the year (to reflect share issuances and/or share redemptions during the year) to arrive at the total amount of the Performance Fee payable for such class, subject to the limitation set forth above that in no event will the Performance Fee exceed 10.0% of the Annual Total Return for the calendar year for which the Performance Fee is being determined.
(d) Beginning January 1, 2019, the Performance Fee will be payable annually in arrears in an amount equal to:
(i)   First, if the Total Return for the year exceeds the sum of (A) the Hurdle Amount for that year and (B) the Loss Carryforward Amount (any such excess, “Excess Profits”), 100% of such annual Excess Profits until the total amount allocated to the Advisor equals 12.5% of the sum of (x) the Hurdle Amount for that year and (y) any amount allocated to the Advisor pursuant to this clause; and
(ii)    Second, to the extent there are remaining Excess Profits, 12.5% of such remaining Excess Profits.
Any amount by which Total Return falls below the Hurdle Amount that does not constitute Loss Carryforward Amount will not be carried forward to subsequent years.
The measurement of the change in NAV per Share for the purpose of calculating the Total Return is subject to adjustment by the Board to account for any dividend, split, recapitalization or any other similar change in the Company’s capital structure or any Distributions that the Board deems to be a return of capital if such changes are not already reflected in the Company’s net assets.
The Advisor will not be obligated to return any portion of the Performance Fee paid due to the subsequent performance of the Company.
(e) The Performance Fee for each calendar year for which the fee is payable shall be paid on or before the earlier of (y) promptly after the audited financial statements for such calendar year become available, or (z) March 15 of the year following such calendar year, provided that if this Agreement or its term expires without renewal prior to December 31 of any calendar year, then the Performance Fee for such partial year shall be payable promptly after the Company files its unaudited financial statements on Form 10-Q for the quarter that includes the Termination Date, but in no event later than March 15 of the year following the partial year for such quarterly unaudited financial statements. The Performance Fee shall be payable for each calendar year in which this Agreement is in effect, even if the Agreement is in effect for less than a full calendar year.
(f) The Fees are payable in cash, unless the Company or the Operating Partnership elects, with the Advisor’s consent, to pay in any class of Shares, a promissory note or any combination of the foregoing.
(g) In the event the Company or the Operating Partnership commences a liquidation of its Investments during any calendar year, the Company will pay the Advisor the Fees from the proceeds of the liquidation and the Performance Fee will be calculated at the end of the liquidation period prior to the distribution of the liquidation proceeds to the Stockholders.
(h) In the event this Agreement is terminated or its term expires without renewal, the Fees will be calculated and due and payable after the calculation of NAV on the Termination Date. If the Fees are payable with respect to any partial calendar month or calendar year, the Advisory Fee will be prorated based on the number of days elapsed during any partial calendar month and the Performance Fee will be prorated based on the number of days elapsed during any partial calendar year and annual Total Return achieved for the period of such partial calendar year.
3.02 Expenses.
(a) As required by the NASAA Guidelines, Organization and Offering Expenses paid by the Company will not exceed 15.0% of Gross Proceeds from the sale of Shares in the Offering.
(b) In addition to the compensation paid to the Advisor pursuant to Section 3.01 hereof, the Company or the Operating Partnership shall pay directly or reimburse the Advisor for all of the expenses paid or incurred by the Advisor in connection with the services it provides to the Company and the Operating Partnership pursuant to this Agreement, including, but not limited to:
(i) Organization and Offering Expenses; provided that within 60 days after the end of the month in which an Offering terminates, the Advisor shall reimburse the Company to the extent the Organization and Offering Expenses borne by the Company exceed 15.0% of the Gross Proceeds raised in the completed Offering;

(ii) Acquisition Expenses incurred in connection with the selection and acquisition of Assets, including such expenses incurred related to assets pursued or considered but not ultimately acquired by the Company, subject to limitations set forth herein and in the Articles of Incorporation;
(iii) the actual cost of goods, services and materials used by the Company and obtained from Persons not affiliated with the Advisor, other than Acquisition Expenses, including property management and leasing services;
(iv) interest and other costs for borrowed money, including discounts, points and other similar fees;
(v) taxes and assessments on income or property and taxes as an expense of doing business and any other taxes otherwise imposed on the Company and its business, assets or income;
(vi) costs associated with insurance required in connection with the business of the Company or by the Board;
(vii) expenses of managing and operating Assets and Other Investments owned by the Company, whether payable to an Affiliate of the Company, including wages and salaries and other personnel related expenses, unless otherwise waived, in whole or in part, by the Affiliate in its sole discretion, of all on-site and off-site employees of the Affiliate who are engaged in the operation, management, maintenance and leasing or access control of the Asset, or to a non-affiliated Person;
(viii) all expenses in connection with payments to the Board for attending meetings of the Board and Stockholders;
(ix) expenses associated with the issuance and distribution of Shares and other securities of the Company, such as underwriting fees, advertising expenses, legal and accounting fees, taxes and registration fees;
(x) expenses connected with payments of Distributions in cash or otherwise made or caused to be made by the Company to the Stockholders (xi) expenses of organizing, reorganizing, liquidating or dissolving the Company or of amending the Articles of Incorporation or the Bylaws;
(xi) expenses of any third-party transfer agent for the Shares and of maintaining communications with Stockholders, including the cost of preparation, printing, and mailing annual reports and other Stockholder reports, proxy statements and other reports required by governmental entities;
(xii) administrative service expenses, including all costs and expenses incurred by Advisor in fulfilling its duties hereunder. Such costs and expenses may include reasonable wages and salaries and other personnel-related expenses of all employees of Advisor or its Affiliates who are engage in the management, administration, operations, and marketing of the Company and its Assets, including taxes, insurance and benefits relating to such employees, and legal, travel and other out-of-pocket expenses which are directly related to their services provided hereunder; and (xiv) audit, accounting and legal fees, and other fees and expenses associated with regulatory compliance.
(c) Expenses, other than Organization and Offering Expenses, incurred by the Advisor on behalf of the Company and the Operating Partnership and payable pursuant to this Section 3.02 shall be reimbursed no less than monthly to the Advisor within 60 days after the end of each month. The Advisor shall prepare a statement documenting the expenses of the Company and the Operating Partnership during each month, and shall deliver such statement to the Company and the Operating Partnership within forty-five (45) days after the end of each month.
(d) Organization and Offering Expenses incurred by the Advisor shall be reimbursed no less than monthly to the Advisor within twenty-eight (28) days after the end of each month. The aggregate amount reimbursed each month can never exceed 0.75% of the aggregate Gross Proceeds from the sale of Shares in the Offering, including shares issued in connection with the Company’s distribution reinvestment plan, but excluding selling commissions charged on Class D Shares, Class T Shares and Class S Shares sold in the primary offering. If the sum of the total unreimbursed amount of such Organization and Offering Expenses, plus new Organization and Offering Expenses incurred since the last reimbursement payment, exceeds the reimbursement limit described in the previous sentence for the applicable monthly installment, the excess will be eligible for reimbursement in subsequent months (subject to the 0.75% limit) calculated on an accumulated basis, until the Advisor has been reimbursed in full. The Advisor shall prepare a statement documenting the Organization and Offering Expenses of the Company and the Operating Partnership during each month, and shall deliver such statement to the Company and the Operating Partnership within twenty (20) days after the end of each month.
(e) The expense reimbursements payable to the Advisor are payable in cash, unless the Company or the Operating Partnership elects, with the Advisor’s consent, to pay in Shares, a promissory note or any combination of the foregoing.
3.03 Other Services. Should the Board request that the Advisor or any director, officer or employee thereof render services for the Company other than set forth in Section 2.02, such services shall be separately compensated at such rates and in such amounts as are agreed by the Advisor and the Board, subject to the limitations contained in the Articles of Incorporation, and shall not be deemed to be services pursuant to the terms of this Agreement.
3.04 Reimbursement to the Advisor. The Company shall not reimburse the Advisor, at the end of any fiscal quarter, for any Operating Expenses to the extent that, in the four consecutive fiscal quarters then ended (the “Expense Year”) the Operating Expenses exceed (the “Excess Amount”) the greater of (i) 2% of Average Invested Assets or (ii) 25% of Net Income (the “2%/25% Guidelines”) for that period of four consecutive quarters unless the Independent Directors determine that such excess was justified, based on unusual and nonrecurring factors which the Independent Directors deem sufficient. If the Independent Directors do not approve such excess as being so justified, any Excess Amount paid to the Advisor during a fiscal quarter shall be repaid to the Company. If the Independent Directors determine such excess was justified, then within 60 days after the end of any fiscal quarter of the Company for which total reimbursed Operating Expenses for the Expense Year exceed the 2%/25% Guidelines, the Advisor, at the direction of the Independent Directors, shall send our stockholders written disclosure of such fact, together with an explanation of the factors the Independent Directors considered in determining that such excess expenses were justified. The Company will ensure that such determination will be reflected in the minutes of the meetings of the Board. All figures used in the foregoing computation shall be determined in accordance with generally accepted accounting principles applied on a consistent basis.
ARTICLE IV
TERM AND TERMINATION
4.01 Term; Renewal. Subject to Section 4.02 hereof, this Agreement has a term expiring November 30, 2019. Thereafter, this Agreement may be renewed for an unlimited number of successive one-year terms upon mutual consent of the parties. It is the Board’s Duty to evaluate the performance of the Advisor annually before renewing the Agreement, and each such renewal shall be for a term of no more than one year.
4.02 Termination. This Agreement may be terminated at the option of either party (i) immediately upon a Change of Control or (ii) upon 60 days written notice without cause or penalty (in either case, if termination is by the Company, then such termination shall be upon the approval of a majority of the Independent Directors). Notwithstanding the foregoing, the provisions of this Agreement which provide for payment to the Advisor of expenses, fees or other compensation following the date of termination (i.e., Sections 3.01(e) and 4.03) shall continue in full force and effect until all amounts payable thereunder to the Advisor are paid in full. The provisions of Sections 2.06, 2.07 and 4.03 through 6.11 shall survive the termination of this Agreement.
4.03 Payments to and Duties of Advisor upon Termination.
(a) After the Termination Date, the Advisor shall not be entitled to compensation for further services hereunder except it shall be entitled to and receive from the Company or the Operating Partnership within 30 days after the effective date of such termination all unpaid reimbursements of expenses, subject to the provisions of Section 3.04 hereof, and all liabilities related to fees earned but not paid to the Advisor prior to termination of this Agreement, subject to the 2%/25% Guidelines to the extent applicable.
(b) The Advisor shall promptly upon termination:
(i) pay over to the Company and the Operating Partnership all money collected and held for the account of the Company and the Operating Partnership pursuant to this Agreement, after deducting any accrued compensation and reimbursement for its expenses to which it is then entitled;
(ii) deliver to the Board a full accounting, including a statement showing all payments collected by it and a statement of all money held by it, covering the period following the date of the last accounting furnished to the Board;
(iii) deliver to the Board all assets, including the Assets and Other Investments, and documents of the Company and the Operating Partnership then in the custody of the Advisor; and
(iv) cooperate with, and take all reasonable actions requested by, the Company and the Operating Partnership to provide an orderly management transition.
ARTICLE V
INDEMNIFICATION
5.01
(a) The Company shall indemnify and hold harmless the Advisor and its Affiliates, including their respective officers, directors, partners and employees, from all liability, claims, damages or losses arising in the performance of their duties hereunder, and related expenses, including reasonable attorneys’ fees, to the extent such liability, claims, damages or losses and related expenses are not fully reimbursed by insurance, subject to any limitations imposed by the laws of the State of Maryland, the Articles of Incorporation and the NASAA Guidelines under the Articles of Incorporation. The Company shall not indemnify or hold harmless the Advisor or its Affiliates, including their respective officers, directors, partners and employees, for any liability or loss suffered by the Advisor or its Affiliates, including their respective officers, directors, partners and employees, nor shall it provide that the Advisor or its Affiliates, including their respective officers, directors, partners and employees, be held harmless for any loss or liability suffered by the Company, unless all of the following conditions are met: (i) the Advisor or its Affiliates, including their respective officers, directors, partners and employees, have determined, in good faith, that the course of conduct which caused the loss or liability was in the best interests of the Company; (ii) the Advisor or its Affiliates, including their respective officers, directors, partners and employees, were acting on behalf of or performing services of the Company; (iii) such liability or loss was not the result of negligence or misconduct by the Advisor or its Affiliates, including their respective officers, directors, partners and employees; and (iv) such indemnification or agreement to hold harmless is recoverable only out of the Company’s net assets and not from Stockholders. Notwithstanding the foregoing, the Advisor and its Affiliates, including their respective officers, directors, partners and employees, shall not be indemnified by the Company for any losses, liability or expenses arising from or out of an alleged violation of federal or state securities laws by such party unless one or more of the following conditions are met: (i) there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the particular indemnitee; (ii) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular indemnitee; and (iii) a court of competent jurisdiction approves a settlement of the claims against a particular indemnitee and finds that indemnification of the settlement and the related costs should be made, and the court considering the request for indemnification has been advised of the position of the Securities and Exchange Commission and of the published position of any state securities regulatory authority in which securities of the Company were offered or sold as to indemnification for violations of securities laws.
(b) The Articles of Incorporation provide that the advancement of Company funds to the Advisor or its Affiliates, including their respective officers, directors, partners and employees, for legal expenses and other costs incurred as a result of any legal action for which indemnification is being sought is permissible only if all of the following conditions are satisfied: (i) the legal action relates to acts or omissions with respect to the performance of duties or services on behalf of the Company; (ii) the legal action is initiated by a third-party who is not a Stockholder or the legal action is initiated by a Stockholder acting in his or her capacity as such and a court of competent jurisdiction specifically approves such advancement; (iii) the Advisor or its Affiliates, including their respective officers, directors, partners and employees, undertake to repay the advanced funds to the Company together with the applicable legal rate of interest thereon, in cases in which such Advisor or its Affiliates, including their respective officers, directors, partners and employees, are found not to be entitled to indemnification.
(c) Notwithstanding the provisions of this Section 5.01, the Advisor shall not be entitled to indemnification or be held harmless pursuant to this Section 5.01 for any activity which the Advisor shall be required to indemnify or hold harmless the Company pursuant to Section 5.02.
5.02 Indemnification by Advisor. The Advisor shall indemnify and hold harmless the Company and the Operating Partnership from contract or other liability, claims, damages, taxes or losses and related expenses including attorneys’ fees, to the extent that (i) such liability, claims, damages, taxes or losses and related expenses are not fully reimbursed by insurance and (ii) are incurred by reason of the Advisor’s bad faith, fraud, misfeasance, misconduct, negligence or reckless disregard of its duties. The Advisor shall not be held responsible for any action of the Board in following or declining to follow any advice or recommendation given by the Advisor.
ARTICLE VI
MISCELLANEOUS
6.01 Assignment to an Affiliate. This Agreement may be assigned by the Advisor to an Affiliate of the Advisor with the approval of a majority of the Board (including a majority of the Independent Directors). The Advisor may assign any rights to receive fees or other payments under this Agreement without obtaining the approval of the Board. This Agreement shall not be assigned by the Company without the consent of the Advisor, except in the case of an assignment by the Company to a corporation or other organization which is a successor to all of the assets, rights and obligations of the Company, in which case such successor organization shall be bound hereunder and by the terms of said assignment in the same manner as the Company is bound by this Agreement. This Agreement shall be binding on successors to the Company resulting from a Change of Control or sale of all or substantially all the assets of the Company or the Operating Partnership, and shall likewise be binding upon any successor to the Advisor.
6.02 Relationship of Advisor and Company. The Company and the Advisor are not partners or joint venturers with each other, and nothing in this Agreement shall be construed to make them such partners or joint venturers or impose any liability as such on either of them.
6.03 Notices. Any notice, report or other communication required or permitted to be given hereunder shall be in writing unless some other method of giving such notice, report or other communication is required by the Articles of Incorporation, the Bylaws, or accepted by the party to whom it is given, and shall be given by being delivered by hand or by overnight mail or other overnight delivery service to the addresses set forth herein:

To the Directors and to the Company:	CIM Income NAV, Inc. 2325 E. Camelback Road, 10th Floor Phoenix, Arizona 85016 Attention: Chief Executive Officer and President
To the Operating Partnership:	CIM Income NAV Operating Partnership, LP 2325 E. Camelback Road, 10th Floor Phoenix, Arizona 85016 Attention: General Partner
To the Advisor:	CIM Income NAV Advisors, LLC 2325 E. Camelback Road, 10th Floor Phoenix, Arizona 85016 Attention: President

Either party shall, as soon as reasonably practicable, give notice in writing to the other party of a change in its address for the purposes of this Section 6.03.
6.04 Modification. This Agreement shall not be changed, modified, or amended, in whole or in part, except by an instrument in writing signed by both parties hereto, or their respective successors or assignees.
6.05 Severability. The provisions of this Agreement are independent of and severable from each other, and no provision shall be affected or rendered invalid or unenforceable by virtue of the fact that for any reason any other or others of them may be invalid or unenforceable in whole or in part.
6.06 Choice of Law; Venue. The provisions of this Agreement shall be construed and interpreted in accordance with the laws of the State of Arizona, and venue for any action brought with respect to any claims arising out of this Agreement shall be brought exclusively in Maricopa County, Arizona.
6.07 Entire Agreement. This Agreement contains the entire agreement and understanding among the parties hereto with respect to the subject matter hereof, and supersedes all prior and contemporaneous agreements, understandings, inducements and conditions, express or implied, oral or written, of any nature whatsoever with respect to the subject matter hereof. The express terms hereof control and supersede any course of performance and/or usage of the trade inconsistent with any of the terms hereof. This Agreement may not be modified or amended other than by an agreement in writing signed by each of the parties hereto.
6.08 Waiver. Neither the failure nor any delay on the part of a party to exercise any right, remedy, power or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege preclude any other or further exercise of the same or of any other right, remedy, power or privilege, nor shall any waiver of any right, remedy, power or privilege with respect to any occurrence be construed as a waiver of such right, remedy, power or privilege with respect to any other occurrence. No waiver shall be effective unless it is in writing and is signed by the party asserted to have granted such waiver.
6.09 Gender; Number. Words used herein regardless of the number and gender specifically used, shall be deemed and construed to include any other number, singular or plural, and any other gender, masculine, feminine or neuter, as the context requires.
6.10 Headings. The titles and headings of sections and subsections contained in this Agreement are for convenience only, and they neither form a part of this Agreement nor are they to be used in the construction or interpretation hereof.
6.11 Execution in Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original as against any party whose signature appears thereon, and all of which shall together constitute one and the same instrument. This Agreement shall become binding when the counterparts hereof, individually or taken together, shall bear the signatures of all of the parties reflected hereon as the signatories.
6.12 Initial Investment. The Advisor or one of its Affiliates has contributed $200,000 (the “Initial Investment”) in exchange for the initial issuance of Shares of the Company. The Advisor or its Affiliates may not sell any of the Shares purchased with the Initial Investment while the Advisor acts in an advisory capacity to the Company. The restrictions included above shall not apply to any Shares acquired by the Advisor or its Affiliates other than the Shares acquired through the Initial Investment. Neither the Advisor nor its Affiliates shall vote any Shares they now own, or hereafter acquire, or consent that such shares be voted, on matters submitted to the Stockholders regarding (i) the removal of CIM Income NAV Advisors, LLC or any of its Affiliates as the Advisor;

(ii) the removal of any member of the Board; or (iii) any transaction by and between the Company and the Advisor, a member of the Board or any of their Affiliates.

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IN WITNESS WHEREOF, the parties hereto have executed this Second Amended and Restated Advisory Agreement as of the date and year first above written.
CIM INCOME NAV, INC.
By: /s/ Nathan D.DeBacker
Nathan D. DeBacker
Chief Financial Officer & Treasurer

CIM INCOME NAV OPERATING PARTNERSHIP, LP

By: CIM Income NAV, Inc.
Its General Partner
By: /s/ Nathan D. DeBacker
Nathan D. DeBacker
Chief Financial Officer & Treasurer

CIM INCOME NAV ADVISORS, LLC

By: /s/ Mark G. Selman
Mark G. Selman
Managing Director, Investments